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                            POST SPIN-OFF AGREEMENT

      THIS POST SPIN-OFF AGREEMENT (this "Agreement") is made this 24th day of September, 1995 between First Mississippi Corporation, a Mississippi corporation ("FMC"), and FirstMiss Gold Inc., a Nevada corporation ("Gold");

      WHEREAS, Gold has been a subsidiary of FMC;

      WHEREAS, FMC wishes to spin off to the shareholders of FMC the stock of Gold owned by FMC (the "Spin-Off"); and

      WHEREAS, FMC and Gold wish to enter into certain agreements with respect to the period following the Spin-Off;

      NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. TAX AGREEMENTS. FMC and Gold hereby amend the Tax Sharing Agreement dated as of October 1, 1987 between FMC and Gold so that, as amended, it is in the form of Exhibit A attached hereto (the "Amended Tax Sharing Agreement"). Contemporaneously with the execution and delivery of this Agreement, FMC and Gold shall execute and deliver to each other copies of the Amended Tax Sharing Agreement, which shall also be executed and delivered by FMG Inc., a subsidiary of Gold, and a Tax Ruling Agreement in the form of Exhibit B attached hereto (the "Tax Ruling Agreement").




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      2.    EMPLOYEE BENEFITS.  Contemporaneously with the execution and delivery of this Agreement, FMC and Gold shall execute and deliver to each other copies of an agreement relating to employee benefits and compensation in the form of Exhibit C attached hereto (the "Employee Benefits Agreement").

      3. LOAN AGREEMENT AND NOTE. Contemporaneously with the execution and delivery of this Agreement, FMC and Gold shall execute and deliver to each other copies of a Loan Agreement in the form of Exhibit D attached hereto (the "Loan Agreement"), and on the date of the Spin-Off Gold shall execute and deliver to FMC a promissory note in the form of Exhibit A to the Loan Agreement, dated the date of the Spin-Off (the "Note"), with a principal balance equal to the indebtedness of Gold to FMC for advances as of the date of the Spin-Off, whereupon all prior promissory notes evidencing such indebtedness shall be cancelled and FMC shall deliver the prior promissory notes to Gold, marked "cancelled".

      4. NAME. Effective as of the date of the Spin-Off, FMC hereby grants to Gold a world-wide, fully-paid, non- transferable, non-exclusive right and license for five years from the date of the Spin-Off to use the name "FirstMiss" as part of its corporate name, and this license will remain in effect from year to year thereafter unless terminated by either party on twelve months' notice to the other. Prior to the termination of this license, Gold shall change its corporate name to a name not including the word "FirstMiss" or any similar word or words, at which time this license shall terminate. As a condition to maintaining this license in effect, Gold agrees to maintain a quality of products under the name "FirstMiss" commensurate with the business position of the parties involved, with FMC setting reasonable standards for the quality of the





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products sold under the name, reserving the right to inspect the quality of the products sold under the name, and reserving the right to inspect the facilities and processes used to produce said products in order to insure that FMC standards of quality are observed. As promptly as practicable after the date hereof, Gold will cease use of FMC's fanciful "f" trademark.

      5. AUTHORITY AND ENFORCEABILITY. This Agreement, the Amended Tax Sharing Agreement, the Tax Ruling Agreement, the Employee Benefits Agreement, the Loan Agreement and the Note (collectively the "Spin-Off Documents"), have been duly authorized by all requisite corporate action of the parties thereto and constitute the valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

      6. ADMINISTRATIVE SUPPORT. From time to time following the Spin-Off, FMC will provide to Gold at no charge a reasonable amount of assistance from FMC's administrative, tax and legal staffs to answer questions concerning Gold, including without limitation, historical matters and the location of documents and information. The existing Administrative Services Agreement dated as of October 28, 1987 between FMC and Gold, as amended by the parties by letter dated August 29, 1995, effective July 1, 1995, shall remain in effect for 180 days following the Spin-Off, unless extended by mutual agreement of the parties.

      7. DEGUSSA GUARANTY. Gold agrees that within two years from the date of the Spin-Off, it will cause FMC to be removed from its guaranty to Degussa Corporation ("Degussa") under the FirstMiss Gold Inc. Agreement dated November 3, 1993, among Gold, FMC and Degussa, and Gold acknowledges and agrees that in the event FMC makes any payment to Degussa pursuant to such guaranty, Gold will make immediate





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repayment thereof to FMC on demand of FMC, and FMC shall have all rights available to a guarantor under applicable law, including, without limitation, rights of reimbursement and subrogation.

      8. RECLAMATION BOND. Gold agrees that within two years from the date of the Spin-Off, it will cause the Irrevocable Letter of Credit dated October 11, 1993 issued by The Chase Manhattan Bank, N.A. ("Chase"), in favor of the United States Department of the Interior, Bureau of Land Management, for the benefit of Gold (the "Letter of Credit"), to be terminated, and Gold will pay on demand all fees and costs payable by FMC after the Spin-Off to maintain the Letter of Credit in effect. Gold acknowledges and agrees that in the event that FMC is required to make any payment to Chase with respect to any draw upon the Letter of Credit, Gold will make immediate repayment thereof to FMC on demand of FMC, and FMC shall have all rights available to it under applicable law, including, without limitation, rights of reimbursement and subrogation.

      9. RECORD RETENTION AND ASSISTANCE. From time to time after the date of the Spin-Off, FMC and Gold each shall provide to the other party information reasonably requested by such party which is necessary to prepare any financial, accounting or other reports or tax returns with respect to periods up to and including the date of the Spin-Off. Each party shall preserve all of its records and information necessary to meet the foregoing obligation until the latest of (a) December 31, 2002, (b) any period as may be required by any governmental agency or pending litigation, or (c) in the case of records or information relating to taxes, until the expiration of the applicable statute of limitations, including extensions. If either party wishes to destroy any such records or information after such period, it shall first give 30 days' prior notice to the other party,





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which shall have the right at its option to object to such destruction, in which case the party seeking to destroy such records or information shall at its option either continue to retain possession of such records or information or will deliver such records or information to the other party.

      10. CONFIDENTIALITY. FMC and Gold each will not disclose any trade secrets or confidential information of the other party for so long as they remain trade secrets in the case of trade secrets and for five years following the date of the Spin-Off in the case of confidential information. For purposes of this Agreement, a trade secret is anything which is a trade secret under applicable law and confidential information is any information which is competitively sensitive and not generally available to the public.

      11. COOPERATION AND FURTHER ASSURANCES. From time to time following the date of this Agreement, each of FMC and Gold will cooperate with the other to effectuate the purposes of the Spin-Off and the Spin-Off Documents and each will execute and deliver such additional documents and take such further actions as shall be reasonably requested by the other.

      12. EXPENSES. Except as otherwise specifically provided in the Spin-Off Documents or other written agreements between FMC and Gold, all costs and expenses relating to the Spin-Off shall be paid by the party incurring them.

      13. MEDIATION AND ARBITRATION. If a dispute arises between FMC and Gold with respect to this Agreement or the breach thereof, and if such dispute cannot be settled through negotiations, the parties shall first attempt in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. If such dispute cannot be settled by mediation, it shall be settled





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by arbitration in accordance with the Commercial Arbitration Rules of the
American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Regardless of any other choice of law provisions in this Agreement, any arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, as amended from time to time.

      14. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware.

      15. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

      16. NOTICES. Any and all notices and other communications permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earliest of (a) in the case of personal delivery, upon receipt, (b) in the case of mailed notice, three days after deposit in the United States mail, postage prepaid, certified with return receipt requested, (c) in the case of facsimile or other telecommunications transmission, upon receipt, or (d) in the case of notice by Federal Express or other reputable overnight courier service, one business day after delivery to such courier service, in each case sent to the other party at its address set forth below or at such other address within the continental United States as it may designate by notice specifically designated as a notice of change of address and given in accordance herewith:





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      If to FMC:              First Mississippi Corporation
                              700 North Street
                              Jackson, MS  39202-3095
                              Attn:  General Counsel
      If to Gold:             FirstMiss Gold Inc.
                              5460 S. Quebec Street
                              Suite 240
                              Englewood, CO  80111
                              Attn:  President

      17. ASSIGNMENT; SUCCESSORS AND INTEREST. No assignment or transfer by either party of any or all of its rights and obligations under this Agreement shall be made except with the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

      18. INTEGRATION; AMENDMENT; WAIVER. This Agreement and the other agreements contemplated hereby supersede all prior negotiations, agreements and understandings between the parties with respect to the subject matter hereof, constitute the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except in writing signed by the parties. The failure of either party hereto at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by either





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party hereto of any condition, or of the breach of any provision of this
Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other provision herein or therein contained.

      Signed, sealed and delivered on the date first above written.



(CORPORATE SEAL)                         FMC:

                                         FIRST MISSISSIPPI CORPORATION


ATTEST:                                  By:
                                            ----------------------------------
                                            President


- ------------------------
Secretary



(CORPORATE SEAL)                         GOLD:

                                         FIRSTMISS GOLD INC.


ATTEST:                                  By:
                                            ----------------------------------
                                            President


- ------------------------
Secretary





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